[Deutsche Bank Logo]
1761 East St. Andrew Place
Santa Ana, CA 92705-4934
Tel 714 247 6000
Fax 714 247 6009

MANAGEMENT'S ASSERTION OF COMPLIANCE
Management of the Trust & Securities Services department of Deutsche Bank National Trust Company and Deutsche Bank Trust
Company Americas (collectively the "Company") is responsible for assessing compliance with the servicing criteria set forth in Item
1122(d) of Regulation AB promulgated by the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:
Platform: Publicly-issued (i.e., transaction-level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities, commercial mortgage-backed securities and other asset-backed securities issued on or after January 1, 2006 for which the Company provides trustee, securities administration, paying agent or custodian services, as defined in the transaction agreements, excluding publicly-issued securities sponsored or issued by any government sponsored entity (the "Platform").
Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), except for the following criteria: 1122(d)(2)(iii),
1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi),
1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the "Applicable Servicing Criteria"). With respect to applicable servicing criterion 1122(d)(1)(iii), there were no activities performed during the year ended December 31, 2008 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.
Period: Year ended December 31, 2008 (the "Period").
Management's interpretation of Applicable Servicing Criteria: The Company's management has determined that servicing criteria
1122(d)(1)(iii) is applicable only with respect to its continuing obligation to act as, or locate a, successor servicer under the circumstances referred to in certain governing documents. It is management's interpretation that the Company has no other active back-up servicing responsibilities in regards to 1122(d)(1)(iii) as of and for the Period. The Company's management has determined that servicing criterion
1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company's obligation to report additions, removals or substitutions on reports to investors in accordance with the transactions agreements.
Third parties classified as vendors: With respect to servicing criteria 1122(d)(2)(i), 1122(d)(4)(i), and 1122(d)(4)(ii), management has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). Management
has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the
SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.
With respect to the Platform and the Period, the Company's management provides the following assertion of compliance with respect to the
Applicable Servicing Criteria:
1. The Company's management is responsible for assessing the Company's compliance with the Applicable Servicing Criteria as of and for the Period.
2. The Company's management has assessed compliance with the Applicable Servicing Criteria as of and for the Period, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
3. The Company has complied, in all material respects, with the Applicable Servicing Criteria as of and for the Period, except as follows: For servicing criterion 1122(d)(1)(i), policies and procedures were not instituted to monitor certain events of default in that notification of the event of default was not provided to the certificateholders within the timeframe required by the transaction agreements.
KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the Company's compliance with the
Applicable Servicing Criteria as of and for the Period.
DEUTSCHE BANK NATIONAL TRUST COMPANY
By: /s/ Gary R. Vaughan
Name: Gary R. Vaughan
Its: Managing Director
By: /s/ David Co
Name: David Co
Its: Director
By: /s/ Matt Bowen
Name: Matt Bowen
Its: Director
By: /s/ Kevin Fischer
Name: Kevin Fischer
Its: Director
By: /s/ Robert Frier
Name: Robert Frier
Its: Director
DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Name: Kevin C Weeks
Its: Managing Director
By:
Name: Jenna Kaufman
Its: Director
Dated: February 27, 2009
DEUTSCHE BANK NATIONAL TRUST COMPANY
By:
Name: Gary R. Vaughan
Its: Managing Director
By:
Name: David Co
Its: Director
By:
Name: Matt Bowen
Its: Director
By:
Name: Kevin Fischer
Its: Director
By:
Name: Robert Frier
Its: Director
DEUTSCHE BANK TRUST COMPANY AMERICAS
By: /s/ Kevin C Weeks
Name: Kevin C Weeks
Its: Managing Director
By: /s/ Jenna Kaufman
Name: Jenna Kaufman
Its: Director
Dated: February 27, 2009